UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/31/2006

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.05.    Costs Associated with Exit or Disposal Activities

On May 24, 2006, the Board of Directors of Sun Microsystems, Inc. ("Sun" or the "Company") approved a plan to further rationalize and consolidate Sun's property portfolio and to reduce its workforce by approximately 4,000 to 5,000 employees in order to better align the Company's resources with its strategic business objectives (the "Restructuring Plan"). The Company expects to incur total charges ranging from $340 million to $500 million over the next several quarters in connection with the Restructuring Plan, the majority of which will be incurred in the fiscal quarter ended June 30, 2006. The Restructuring Plan includes (i) an expected non-cash charge ranging from $60 million to $110 million related to Sun's previously announced disposition of its campus in Newark, California, (ii) expected charges ranging from $10 million to $40 million related to exiting the Newark campus, the majority of which relate to cash costs and (iii) an expected charge ranging from $270 million to $350 million related to cash severance costs. In addition, we expect to incur acquisition-related cash severance costs, which are expected to range between $40 million and $60 million and which will be adjusted against goodwill. The Company is also evaluating its other facilities including those acquired through its recent acquisitions. Any near term decisions regarding dispositions of acquired properties would result in an adjustment to the purchase price allocation and goodwill.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the anticipated reduction of Sun's property portfolio and workforce and the expected charges and costs related to these actions. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, Sun's ability to implement the property portfolio reductions to the extent currently anticipated, including due to Sun's ability to identify suitable buyers or tenants for the properties, the results of negotiations with landlords and potential buyers and real estate market conditions; Sun's ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs; and general economic conditions. More information about potential factors that could affect Sun's business and financial results is included in the "Risk Factors" set forth in Sun's Annual Report on Form 10-K for its fiscal year ended June 30, 2005, and Sun's filings on Form 10-Q for its fiscal quarters ended September 25, 2005, December 25, 2005 and March 26, 2006. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors, as well as other risks and uncertainties. Sun assumes no obligation to, and does not currently intend to, update these forward-looking statements.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1: Text of press release issued by Sun Microsystems, Inc., dated May 31, 2006, titled "Sun Microsystems Board Approves Growth Plan to Accelerate Return to Profitability and Sets Operating Income Growth Goals."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Microsystems, Inc.

Date: May 31, 2006	By:	/s/ Barry J. Plaga
Barry J. Plaga
Vice President and Corporate Controller

Exhibit Index

Exhibit No.	Description
EX-99.1
Text of press release issued by Sun Microsystems, Inc., dated May 31, 2006, titled "Sun Microsystems Board Approves Growth Plan to Accelerate Return to Profitability and Sets Operating Income Growth Goals."